Exhibit 10.1

BRIDGE LOAN AGREEMENT

THIS AGREEMENT is dated effective August 30, 2023.

AMONG:

ACER THERAPEUTICS INC., a Delaware corporation

One Gateway Center, Suite 356

Newton, MA 02458

Attention: Don Joseph, CLO

Email: djoseph@acertx.com

(the “Borrower”)

AND:

ZEVRA THERAPEUTICS, INC., a Delaware corporation

1180 Celebration Blvd., Suite 103

Celebration, FL 34747

Attention: LaDuane Clifton, Secretary

Email: lclifton@zevra.com

(the “Lender”)

WHEREAS:

(A) The Lender and the Borrower intend to complete a transaction that will result in the acquisition by the Lender of all of the issued and outstanding shares of the capital stock of the Borrower through the merger of the Lender’s wholly owned subsidiary with the Borrower;

(B) The Lender, Aspen Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Lender, on the one hand, and Borrower, on the other hand, have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

(C) In connection with execution of the Merger Agreement, the Lender has agreed to provide a bridge loan to the Borrower in an aggregate original principal amount not to exceed the Commitment on the terms and conditions set forth herein;

(D) Borrower hereby confirms that it has no reason to believe that any of the conditions set forth in Article VI of the Merger Agreement will not be satisfied; and

(E) As a condition of the Lender providing such bridge loan, the parties have agreed to enter into this Agreement.

NOW THEREFORE in consideration of the premises and the conditions and provisions contained herein, the receipt and adequacy of which consideration are hereby duly acknowledged, the Parties hereto agree as follows:

PART 1.

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Definitions

1.1 Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

(a)

“Agreement” means this Agreement and any instrument amending this Agreement, and “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to a particular article or section; and the expression “Part” or “Section” followed by a number means and refers to the specified part or section of this Agreement;

(b)

“Borrower’s Obligations” means all present and future indebtedness, liabilities and other obligations (contingent or otherwise) of the Borrower to the Lender pursuant to this Agreement wheresoever and howsoever incurred;

(c)	“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks located in Orlando, Florida are not open for business during normal banking hours;

(d)	“Commitment” means $16,500,000.00.

(e)

“Control” means with respect to a corporation, the ownership, directly or indirectly of securities of such corporation to which are attached more than 20% of the votes that may be cast to elect directors of such corporation or the possession, directly or indirectly, of the power to direct or cause to direct the management and policy of such corporation, whether through the ownership of its holding securities, through the exercise of voting rights in respect of such securities by proxies given by the owner of such securities, by contract or otherwise; and “Controls” and “Controlling” shall have the corresponding meaning;

(f)	“Event of Default” means any of the events set out in Part 6 herein;

(g)

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interest in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, membership or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination;

(h)

“Lien” means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

(i)	“Loan” means the bridge loan in an aggregate original principal amount not to exceed the Commitment provided for under this Agreement, including that set out under Section 2.1 below;

(j)	“Parties” mean the Borrower and the Lender and “Party” means either of them;

(k)	“Permitted Liens” means all Liens related to:

(i) the following (as amended to date, the “Existing Secured Debt”): (A) the secured convertible notes issued pursuant to that certain Secured Convertible Note Purchase and Security Agreement, dated as of March 4, 2022, by and between the Borrower and MAM Aardvark, LLC, as agent, and (B) that certain Credit Agreement, dated as of March 4, 2022, by and between, inter alios, the Borrower and SWK Funding, LLC, as agent and sole lender, provided that the obligations owing pursuant to such agreements have been assigned to and assumed by the Lender;

(ii) this Agreement; and

(iii) Permitted Liens (as defined in the Merger Agreement or either of the Existing Secured Debt facilities);

(l)

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of a governmental entity;

(m)

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and between the Borrower and the Lender, as the same may be amended, restated, replaced or otherwise modified from time to time; and

(n)

“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among Zevra Therapeutics, Inc., in its capacity as the “Lender” under this Agreement, and Zevra Therapeutics, Inc., as the lender or holder of the Existing Secured Debt, and acknowledged and agreed by the Borrower, as the same may be amended, restated, replaced or otherwise modified from time to time.

Gender and Number

1.2 Words importing the singular include the plural and vice versa and words importing gender include both genders.

Headings

1.3 Part, Section and Subsection headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

Currency

1.4 All dollar amounts referred to in this Agreement are in US funds.

Generally accepted accounting principles

1.5 Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

Interpretation/drafting.

1.6 The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

Governing Law

1.7 This Agreement shall be governed by, and is to be construed and interpreted in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles that would cause the application of laws of any other jurisdiction, but without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

PART 2.

THE LOAN

The Loan

2.1 The Lender hereby agrees to lend to the Borrower, upon the terms and subject to the conditions of this Agreement, the Loan for the purposes of (i) paying consideration in connection with terminating that certain Clinical Supply and Quality Agreement, dated January 12, 2022, by and between Borrower and Relief Therapeutics Holding SA, as amended, and (ii) providing the Borrower with working capital (including, without limitation, for the payment of accounts payable and to support the commercial launch of OLPRUVA in the United States and EDSIVO development), in each case, as approved by the Lender. For the avoidance of doubt, the Borrower can and will continue to set its own plans for all commercialization decisions, and the Lender will not (by virtue of this Agreement or otherwise) take over day to day operations of the Borrower while this Agreement is in effect.

Advances

2.2 Subject to and upon the fulfilment of the conditions precedent contained in Part 5 and the conditions set out in this Section, the Loan shall further be advanced to the Borrower in tranches (each, an “Advance”).

2.3 On the date hereof, and on a bi-weekly basis thereafter (i.e. every 2 weeks) (or such other dates as the Lender shall permit in its sole discretion), the Borrower shall deliver to the Lender a detailed proposed schedule of payments (each, a “Request”) to be made using an Advance (which proposed payments shall be consistent with the terms of Section 2.1 above). Each Request shall specify (i) the Borrower’s election to obtain an Advance, (ii) the date of the proposed Advance (which shall be a Business Day and shall be, other than with respect to the Request provided on the date hereof, at least 5 Business Days following the date of request thereof), (iii) the aggregate amount to be borrowed, and (iv) copies of the invoices(s) to be paid with the proceeds of such Advance, together with all other documentation and information requested by the Lender. The Borrower acknowledges and agrees that the Lender (in its sole discretion) may approve or deny any payment set forth in a Request; provided, that the Lender’s denial of a particular payment shall not prohibit the Borrower from including such payment in a subsequent Request.

2.4 The Lender may, at its option and upon notice to the Borrower, disburse any requested Advance (or portion thereof) to the Person to whom payment is due.

2.5 The aggregate amount of all Advances shall not exceed the then in effect Commitment.

Interest on the Loan

2.6 The Loan shall bear interest at a rate of twelve percent (12%) per annum from the date of advance until the date of repayment (both before and after maturity, default or judgment and overdue interest both before and after default or judgment, at the said rate). Interest shall be paid in kind (“PIK Interest”) and added to the principal amount of the Loan on a monthly basis, beginning on the first day of the first month following the date of this Agreement.

Payment

2.7 The principal amount of the Loan (including PIK Interest) and all accrued and unpaid interest thereon shall be due and payable upon the earliest to occur of the following:

(a) the termination of the Merger Agreement by either the Lender or the Borrower in accordance with its terms,

(b) the Closing Date (as defined in the Merger Agreement), and

(c) the date on which all amounts under this Agreement shall become due and payable pursuant to Part 6 hereof.

Prepayment of Loan

2.8 The principal amount of the Loan (including PIK Interest), together with accrued and unpaid interest thereon, may be prepaid in whole or in part at any time and from time to time without penalty upon 7 days’ prior written notice to the Lender.

Waiver and Acknowledgement

2.9 Notwithstanding any provision herein or in the Existing Secured Debt to the contrary, (i) neither the Loan nor the Existing Secured Debt, nor any payment obligations associated with either the Loan or Existing Secured Debt, shall be due and payable prior to the earliest to occur of the events set forth in Sections 2.7(a), 2.7(b) and 2.7(c) above, and (ii) the Lender, in its capacity as holder of the Existing Secured Debt, consents to the Loan.

PART 3.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties

3.1 The Borrower represents and warrants to the Lender that:

(a) Corporate Power and Qualification

(i) it is duly incorporated and organized and validly subsisting under the laws of its jurisdiction of incorporation;

(ii) it has full corporate power and capacity to own or lease its properties and assets and to carry on its business as conducted on the date hereof; and

(iii) it is duly qualified to carry on business in all jurisdictions in which it carries on business and has all licenses, permits and approvals which are necessary or material to its business and operations to the extent required by such laws;

(b) Corporate Authority - The Borrower has full power, legal right and corporate authority to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c) Enforceability -This Agreement has been duly authorized and constitutes a valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms;

(d) Violation of Other Instruments; Consent – (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will violate or constitute a breach of or a default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree, order or law to which the Borrower is a party or by which its properties or rights are bound or affected; (ii) nor will such execution, delivery, or consummation result either in acceleration in the time for performance of any obligation by the Borrower or in the creation of any Lien or encumbrance upon any of the properties or rights of the Borrower (except as contemplated in this Agreement); and (iii) no authorization, consent or approval of, or filing with or notice to, any party to any indenture, mortgage, lease, agreement or instrument to which the Borrower is a party or by which it is bound is required by reason of the transactions contemplated by this Agreement.

(e) Default Under Obligations - Except as expressly disclosed in the Merger Agreement and other than with respect to the Existing Secured Debt, the Borrower is not in default in any respect (nor has any event occurred which, but for the lapse of time or the giving of notice, or both, would constitute a default in any material respect) under any obligation or under any license or permit to own and/or operate its properties or assets or to carry on its business.

(f) Litigation - Except as expressly disclosed in the Merger Agreement, there are no suits, actions, litigation, arbitrations or governmental proceedings pending, or, to the best of the knowledge of the Borrower, threatened, against the Borrower;

(g) Guarantees - Except as expressly disclosed in the Merger Agreement, the Borrower is not party to or bound by any agreement of guarantee, indemnification, assumption, endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person;

(h) Conducting of Business - Except as expressly disclosed in the Merger Agreement, the Borrower has conducted and is conducting its business in compliance in all material respects, with all applicable laws, rules, and regulations of each jurisdiction in which it carries on or carried on business;

(i) Tax Returns - Except as expressly disclosed in the Merger Agreement, the Borrower has duly and timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interests and fines due and payable by it on or before the date hereof; the Borrower has withheld from each payment made to any of its past or present officers, directors and employees, amounts in respect of all taxes, (including but not limited to income tax), and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation; and

(j) Merger Agreement - The representations and warranties made by the Borrower that are set out under Article III of the Merger Agreement or in any certificate furnished under or in connection with the Merger Agreement, are incorporated into and form a part of this Agreement, and are true and correct to the same extent required by Section 6.3(a) of the Merger Agreement on and as though made on and as of the date hereof (except to the extent any representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

Materiality and Survival of Warranties

3.2 All representations and warranties of the Borrower contained herein, and all representations and warranties contained in any certificate, agreement or material delivered hereunder shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or by its counsel or by any other representative of the Lender and shall survive the execution, delivery and performance of this Agreement and continue in full force and effect for the benefit of the Lender without limitation until the Loan has been repaid and any commitment of the Lender to extend credit to the Borrower shall have expired or been terminated.

PART 4.

COVENANTS OF THE BORROWER

Affirmative Covenants

4.1 So long as any of the Borrower’s Obligations shall be outstanding or the Lender shall have any commitment to extend credit to the Borrower, the Borrower covenants and agrees:

(a) Corporate Existence - to maintain its corporate existence and all licenses and authorizations from regulatory and governmental authorities or agencies required in order to permit it to carry on its business, diligently carry on and conduct its business only in the ordinary course and in a proper, efficient and business-like manner and promptly and accurately record in its books and records all material financial transactions, a true and complete record of all meetings or actions of its shareholders, directors and committees thereof and of all share transfers;

(b) Financial Reports –

(i) as soon as is practicable, and in any event within 15 days of the end of each month, deliver to the Lender unaudited, management prepared financial statements of the Borrower, in form satisfactory to the Lender, which shall include, without limitation, detailed information regarding accounts payable and accrued expenses, along with bank statements for such month including transaction details; and

(ii) from time to time to deliver to the Lender such other information respecting the affairs and properties of the Borrower that may hereafter be acquired, as the Lender may reasonably request.

All financial information delivered to the Lender pursuant to this Subsection 4.1(b) shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be accompanied by an officer’s certificate stating that no Event of Default, or no event which, but for the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing;

(c) Events of Default, etc. - upon becoming aware of the occurrence of any Event of Default or the existence of any condition or any event which, but for the giving of notice or lapse of time, or both, would constitute an Event of Default, to (i) immediately notify the Lender thereof and shall promptly do everything reasonably possible to cause such Event of Default or condition or event to be eliminated as quickly as possible and (ii) keep the Lender advised on a weekly (or, if requested by the Lender, more frequent) basis of the steps being taken to correct the situation, provided, however, that the provisions of this Subsection 4.1(c) shall not affect or impair the Lender’s rights pursuant to Part 7;

(d) Inspection - upon the request of the Lender, to permit the Lender, for the purposes of this Agreement or any other agreement or document herein provided for, by its agents, employees and representatives, to examine during normal business hours and without unreasonable disruptions, all relevant books of account, records, reports and other papers of the Borrower, and to make copies thereof and to take extracts therefrom, provided that all such information shall be held confidential by the Lender unless reasonably required by the Lender in the exercise of its rights under this Agreement;

(e) To pay taxes - to pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its assets or any part thereof, as and when the same become due and payable;

(f) Compliance with Applicable Laws - at all times to comply in all material respects with all applicable laws, rules, governmental restrictions, regulations, guidelines or directives, including all codes of conduct;

(g) Use of Loan Proceeds - to use the proceeds of the Loan only for the purposes set forth in Section 2.1 hereof;

(h) Compliance with Merger Agreement - to perform, in all material respects, all obligations required to be performed by Borrower under the Merger Agreement;

(i) Bankruptcy Petition - In the event that Borrower files a petition under the United States Bankruptcy Code (Title 11 of the United States Code) or under any other similar federal or state law, Borrower unconditionally and irrevocably agrees that Lender shall be entitled, and Borrower hereby unconditionally and irrevocably consents, to relief from the automatic stay (Section 362(a) of the United States Bankruptcy Code) so as to allow Lender to exercise its rights and remedies under the Existing Secured Debt and the Loan with respect to any collateral, property or assets of the Borrower, including conducting a foreclosure sale of such collateral, property or assets. In such event, Borrower hereby unconditionally and irrevocably agrees that it shall not, in any manner, oppose or otherwise delay any motion filed by Lender for relief from the automatic stay with respect to the collateral, property or assets.

Negative Covenants

4.2 So long as any portion of the Borrower’s Obligations shall remain outstanding or the Lender shall have any commitment to extend credit to the Borrower, the Borrower covenants and agrees that, without the prior written consent of the Lender:

(a) Organizational Documents - there shall be no change to the organizational documents of the Borrower, nor shall it change its current jurisdiction of incorporation;

(b) Lending and Guarantees - the Borrower shall not lend money to or invest money in any Person, whether by loan, acquisition of Equity Interests, acquisition of debt obligations or in any other manner whatsoever or guarantee, endorse or otherwise become surety for or upon the obligations of any other Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business;

(c) Acquisitions - the Borrower shall not acquire or invest in any securities issued by any Person or participate in any partnership or joint venture or the acquisition of any business assets or unincorporated business operations;

(d) Contract Material Changes - the Borrower shall not enter into any material transaction or transactions out of the ordinary course of business or enter into any material changes to the terms or provisions of any agreement which is material, unless otherwise agreed to in writing by the Lender;

(e) Dispositions - the Borrower will not convey, sell, lease, transfer or otherwise dispose of any of its assets unless otherwise agreed to in writing by the Lender, except for dispositions made in the ordinary course of business;

(f) Indebtedness - the Borrower shall not incur or otherwise become liable for any indebtedness (other than indebtedness to the Lender, the Existing Secured Debt and debt excepted from the negative covenants with respect to debt set forth in the Existing Secured Debt), unless otherwise agreed to in writing by the Lender;

(g) Liens - the Borrower shall not create, assume or permit to exist any Lien upon any of its assets other than Permitted Liens as well as the Liens in respect of the Existing Secured Debt;

(h) Restricted Payments - the Borrower shall not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof); and

(i) Non Arm’s Length Transactions - the Borrower shall not enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than office and administration services provided in the ordinary course of business), with any non-arm’s length party except upon fair and reasonable terms, which terms are not less favorable to the Borrower than it would obtain in an arm’s length transaction and, if applicable, for consideration which equals the fair market value of such property or the fair market rental as regards to leased property.

(j) Consent. - Borrower shall not file a petition under any chapter of the United States bankruptcy code or under the laws of any other jurisdiction naming the Borrower as debtor or institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, debt arrangement, dissolution, liquidation or similar proceeding under the laws of any jurisdiction.

PART 5.

CONDITIONS PRECEDENT

Closing

5.1 The initial Advance shall take place only upon the fulfilment of the following conditions, which conditions are included herein for the exclusive benefit of the Lender and may be waived in whole or in part only by it:

(a) Loan Documentation—The Borrower shall have executed and delivered to the Lender this Agreement, the Security Agreement and the Subordination Agreement.

Each Advance

5.2 Each Advance shall take place only upon the fulfilment of the following conditions, which conditions are included herein for the exclusive benefit of the Lender and may be waived in whole or in part only by it:

(a) Request - The Lender shall have received and approved (in its sole discretion) the Request with respect to such Advance;

(b) Performance by the Borrower—The Borrower shall have performed and complied with all of the agreements and conditions required by this Agreement to be performed and complied with by it at or prior to such Advance;

(c) Accuracy of Representations and Warranties—All of the representations and warranties made by the Borrower pursuant to Section 3.1 shall be true and correct as at the advance of the Loan as well as being true and correct at the date hereof (except to the extent any representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and no event shall have occurred and be continuing which, if it were to have occurred while any amount remained unpaid on the Loan, would have been an Event of Default or would have been an Event of Default after the giving of notice or the lapse of time, or both;

(d) No Adverse Developments—No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement; and

(e) Expenses – The Borrower shall have paid all costs and expenses of the Lender which the Borrower is obligated to pay hereunder.

PART 6.

REIMBURSEMENT OF LENDERS EXPENSES; EVENTS OF DEFAULT

Expenses

6.1 The Borrower will pay for the Lender’s reasonable legal fees and all other reasonable costs, charges and expenses of and incidental to the preparation, execution and completion of this Agreement, all as may be required by the Lender in its sole and absolute discretion, to complete the transactions contemplated hereby. The Borrower further covenants and agrees to pay all of the Lender’s legal fees and all other costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder. All amounts will be payable upon presentment of an invoice. If not paid within 10 days of presentment of an invoice, such amounts will be added to and form part of the principal amount of the Loan and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lender to the Borrower hereunder on such date.

Events of Default

6.2 Except as provided in Section 2.9 above, the Lender may demand immediate payment of the Borrower’s Obligations under this Agreement, and the same shall thereupon become immediately due and payable and failing payment of the same forthwith, the Lender may then proceed to enforce payment thereof by exercising any right, power or remedy permitted by this Agreement, or by law in such manner as the Lender may elect, without presentation, protest or further demand, or notice of any kind, all of which are hereby expressly waived, upon the happening of any one or more of the following events (herein in the singular called an “Event of Default” or in the plural called “Events of Default”):

(a) if the Borrower shall fail to pay any installment of principal (including PIK Interest), interest or other amount on account of the Borrower’s Obligations which shall have become due and payable;

(b) if the Borrower shall fail to perform any of the other terms, conditions or covenants of this Agreement, after five days written notice to the Borrower from the Lender;

(c) if the Borrower becomes insolvent or admits in writing an inability to pay debts as they mature, or the Borrower makes an assignment for the benefit of creditors; or the Borrower applies for or consents to the appointment of any receiver, trustee, or similar officer for the benefit of the Borrower or for any of its properties; or any receiver, trustee or similar officer is appointed without the application or consent of the Borrower; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of the Borrower;

(d) if the Borrower files a petition under any chapter of the United States bankruptcy code or under the laws of any other jurisdiction naming the Borrower as debtor; or any such petition is instituted against the Borrower; or the Borrower institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, debt arrangement, dissolution, liquidation or similar proceeding under the laws of any jurisdiction; or any such proceeding is instituted (by petition, application or otherwise) against the Borrower;

(e) if any representation or warranty contained herein or made in any certificate or other document delivered to the Lender shall have been found to be false or is incorrect in any material respect (except any such representation and warranty as is already qualified by the term material which representation and warranty shall be true and correct in all respects) as of its date of making; and

(f) if there is a change of Control of the Borrower, except as result of the transaction contemplated in the Merger Agreement.

Waiver

6.3 The Lender may waive any breach by the Borrower of any of the provisions contained herein or any default in the observance or performance of any covenant or condition required to be observed or performed under the terms hereof, provided always that no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

Remedies Upon Default

6.4 Upon the occurrence of an Event of Default, the Lender may immediately enforce its remedies to the full extent permitted by applicable law, under this Agreement and for any of such purposes may commence such legal action or proceedings as, in its sole discretion, it may deem expedient all without any notice, presentation, further demand, protest, notice of protest, or any other action, notice of all of which are hereby expressly waived by the Borrower except to the extent set forth herein.

Additional Rights

6.5 Without limiting any of the Lender’s rights hereunder, the Lender may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and other parties, sureties or securities as the Lender may see fit without prejudice to the liability of the Borrower hereunder.

PART 7.

GENERAL

Notices

7.1 Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid by United States certified mail (return receipt requested), or if transmitted by email (and receipt of such transmittal is acknowledged by the recipient thereof) to such party at the addresses set forth on the first page of this Agreement. Notice so mailed shall be deemed to have been given on the third Business Day after deposit in the mail. Notice transmitted by email (with acknowledgment of receipt by the recipient thereof) or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. No party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes thereof.

General Indemnity

7.2 The Borrower expressly declares and agrees that the Lender, its directors, officers, employees, and agents and all of their respective representatives, heirs, successors and assigns will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Lender contemplated hereby, reasonable legal fees and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Lender may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. This indemnity shall survive the termination of this Agreement.

Further Assurances

7.3 The Borrower shall, from time to time and at all times, do such further acts and execute and deliver all such further documents as shall be reasonably required by the Lender in order to perform and carry out the intentions and/or terms of this Agreement.

Time of Essence

7.4 Time shall be of the essence of this Agreement.

Entire Agreement

7.5 This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions provided for herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto with respect thereto, except in the instruments and documents to be executed and delivered pursuant hereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than is expressly set forth in this Agreement. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

Counterparts and Electronic Signature

7.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Successors and Assigns

7.7 This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors including any successor by reason of amalgamation of any party, administrators and permitted assigns. The Borrower acknowledges and agrees that in the event that it merges with any other Person (which it is prohibited from doing without the prior written consent of the Lender) then all references herein to the Borrower shall extend to and include the survivor of such merger and all references herein to Borrower’s Obligations shall extend to and include all of the debts, liabilities and obligations of every type and kind of such survivor to the Lender.

Waiver and Amendment

7.8 No indulgence or forbearance by the Lender hereunder shall be deemed to constitute a waiver of the Lender’s rights to insist on performance in a full and in a timely manner of all covenants of the Borrower hereunder and any such waiver, in order to be binding upon the Lender, must be express and in writing and signed by the Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which it is given, and no waiver of any provision, condition or covenant shall be deemed to be a waiver of the Lender’s right to require full and timely compliance with the same provision, condition or covenant thereafter, or with any other provision, covenant or condition of this Agreement at any time.

Severability

7.9 In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be severable.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

BORROWER:

ACER THERAPEUTICS INC.

By:	/s/ Chris Schelling
Name:	Chris Schelling
Title:	CEO/Founder

Acer Legal Review: _____ CFO: _____

[Signature Page to Bridge Loan Agreement]

LENDER:

ZEVRA THERAPEUTICS, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Bridge Loan Agreement]